                   AMENDMENT NO. 5 TO THE AMENDED AND RESTATED
                            PARTICIPATION AGREEMENT
                   Franklin Templeton Variable Products Trust
                     Franklin/Templeton Distributors, Inc.
                    MetLife Insurance Company of Connecticut
                     MetLife Investors Distribution Company

     Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), MetLife Insurance Company (the "Company" or "you"), and MetLife Investors Distribution Company, your distributor, on your behalf and on behalf of certain Accounts, have previously entered into an Amended and Restated Participation Agreement dated May 1, 2004 and subsequently amended May 2, 2005, October 20, 2005, June 5, 2007 and November 10, 2008 (the "Agreement"). The parties now desire to amend the Agreement by this amendment (the "Amendment"). Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

                                    AMENDMENT

     WHEREAS, the parties desire to amend the Agreement to update the information on Schedules B, C, D and G;

     WHEREAS, the parties desire to amend Section 6 of the agreement, and

     NOW, THEREFORE, in consideration of past and prospective business relations, the parties agree to amend the Agreement as follows:

1. Paragraphs 6.1 through 6.7 of Section 6 are amended and restated in their entirety as set forth in Attachment A to this Amendment. The remaining paragraph
6.8 of Section 6 not amended herein shall be re-numbered 6.10.

2. Schedules B, C, D and G of the Agreement are deleted and replaced in their entirety with the Schedules B, C, D and G attached hereto, respectively.

3. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of October 5, 2010.

The Trust:                              FRANKLIN TEMPLETON VARIABLE INSURANCE
   Only on behalf of each Portfolio     PRODUCTS TRUST
   listed on Schedule C of the
   Agreement.
                                        By: /s/ Karen L. Skidmore
                                            ------------------------------------
                                        Name: Karen L. Skidmore
                                        Title: Vice President


The Underwriter:                        FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


                                        By: /s/ Thomas M. Regner
                                            ------------------------------------
                                        Name: Thomas M. Regner
                                        Title: Executive Vice President


The Company:                            METLIFE INSURANCE COMPANY OF CONNECTICUT


                                        By: Paul L. LeClair
                                            ------------------------------------
                                        Name: Paul L. LeClair
                                        Title: Vice President


The Distributor:                        METLIFE INVESTORS DISTRIBUTION COMPANY


                                        By: /s/ Paul M. Kos
                                            ------------------------------------
                                        Name: Paul M. Kos
                                        Title: Vice President

                                  ATTACHMENT A

6. SALES MATERIAL. INFORMATION AND TRADEMARKS

     6.1 For purposes of this Section 6, "Sales Literature/ Promotional Material" includes, but is not limited to, portions of the following that use any logo or other trademark related to the Trust, or Underwriter or its affiliates, or refer to the Trust: advertisements (such as material published or designed for use in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, web-sites and other electronic communications or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature or published article or electronic communication), educational or training materials or other communications distributed or made generally available to some or all agents or employees in any media, and disclosure documents, shareholder reports and proxy materials.

     6.2 You may use the name of the Trust and trademarks and the logo of the Underwriter in Sales Literature/Promotional Material as reasonably necessary to carry out your performance and obligations under this Agreement provided that you comply with the provisions of this Agreement. You agree to abide by any reasonable use guidelines regarding use of such trademarks and logos that we may give from time to time. You shall, as we may request from time to time, promptly furnish, or cause to be furnished to us or our designee, at least one complete copy of each registration statement, prospectus, statement of additional information, private placement memorandum, retirement plan disclosure information or other disclosure documents or similar information, as applicable (collectively "Disclosure Documents"), as well as any report, solicitation for voting instructions, Sales Literature/ Promotional Material created and approved by you, and all amendments to any of the above that relate to the Contracts, the Accounts, the Trust, or Underwriter or its affiliates.

     6.3 You and your agents shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, the Underwriter or an Adviser, other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in Sales Literature/Promotional Material created by us for the Trust and provided by the Trust or its designee to you, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

     6.4 You agree, represent and warrant that you are solely responsible for any Sales Literature/ Promotional Material prepared by you and that such material will: (a) conform to all requirements of any applicable laws or regulations of any government or authorized agency having jurisdiction over the offering or sale of shares of the Portfolios or Contracts; (b) be solely based upon and not contrary to or inconsistent with the information or materials provided to you by us or a Portfolio; and (c) be made available promptly to us upon our request. You agree to file any Sales Literature/Promotional Material prepared by you with FINRA, or other applicable legal or regulatory authority, within the time frames that may be required from time to time by FINRA or such other legal or regulatory authority. Unless otherwise expressly agreed to in writing, it is understood that we will neither review nor approve for use any materials prepared by you and will not be materially involved in the preparation of, or have any responsibility for, any such materials prepared by you. You are not authorized to modify or translate any materials we have provided to you.

     6.5 You shall promptly notify us of any written customer complaint or notice of any regulatory investigation or proceeding received by you relating to any Disclosure Documents or Sales Literature/Promotional Material.

     6.6 We shall not give any information or make any representations or statements on behalf of you or concerning you, the Accounts or the Contracts other than information or representations, including naming you as a Trust shareholder, contained in and accurately derived from Disclosure Documents for the Contracts (as such Disclosure Documents may be amended or supplemented from time to time), or in materials approved by you for distribution, including Sales Literature/ Promotional Material, except as required by legal process or regulatory authorities or with your written permission.

     6.7 Except as provided in Section 6.2, you shall not use any designation comprised in whole or part of the names or marks "Franklin" or "Templeton" or any logo or other trademark relating to the Trust or the Underwriter without prior written consent, and upon termination of this Agreement for any reason, you shall cease all use of any such name or mark as soon as reasonably practicable.

     6.8 You shall furnish to us ten (10) Business Days prior to its first submission to the SEC or its staff, any request or filing for no-action assurance or exemptive relief naming, pertaining to, or affecting, the Trust, the Underwriter or any of the Portfolios.

     6.9 You agree that any posting of Designated Portfolio Documents on your website or use of Designated Portfolio Documents in any other electronic format will result in the Designated Portfolio Documents: (i) appearing identical to the hard copy printed version or .pdf format file provided to you by us (except that you may reformat .pdf format prospectus files in order to delete blank pages and to insert .pdf format prospectus supplement files provided by us to you); (ii) being clearly associated with the particular Contracts in which they are available and posted in close proximity to the applicable Contract prospectuses; (iii) having no less prominence than prospectuses of any other underlying funds available under the Contracts; (iv) in compliance with any statutory prospectus delivery requirements and (v) being used in an authorized manner. Notwithstanding the above, you understand and agree that you are responsible for ensuring that participation in the Portfolios, and any website posting, or other use, of the Designated Portfolio Documents is in compliance with this Agreement and applicable state and federal securities and insurance laws and regulations, including as they relate to paper or electronic delivery or use of fund prospectuses. We reserve the right to inspect and review your website if any Designated Portfolio Documents and/or other Trust documents are posted on your website and you shall, upon our reasonable request, provide us timely access to your website materials to perform such inspection and review.

     In addition, you agree to be solely responsible for maintaining and updating the Designated Portfolio Documents' .pdf files and removing and/or replacing promptly any outdated prospectuses and other documents, as necessary, ensuring that any accompanying instructions by us, for using or stopping use, are followed. You agree to designate and make available to us a person to act as a single point of communication contact for these purposes. We are not responsible for any additional costs or additional liabilities that may be incurred as a result of your election to place the Designated Portfolio Documents on your website. We reserve the right to revoke this authorization, at any time and for any reason, although we may instead make our authorization subject to new procedures.

                                   SCHEDULE B

                             ACCOUNTS OF THE COMPANY

                                                               SEC REGISTRATION
NAME OF ACCOUNT                                                      YES/NO
---------------                                                ----------------
MetLife of CT Fund UL for Variable Life Insurance                     Yes
MetLife of CT Fund UL III for Variable Life Insurance                 Yes
MetLife of CT Separate Account CPPVUL I                               No
MetLife of CT Separate Account Eleven for Variable Annuities          Yes
MetLife of CT Separate Account QPN for Variable Annuities             No

                                   SCHEDULE C

             AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST

     1. Franklin Income Securities Fund - Class 2

     2. Franklin Rising Dividends Securities Fund - Class 2

     3. Franklin Small-Mid Cap Growth Securities Fund - Class 2

     4. Mutual Global Discovery Securities Fund - Class 2

     5. Mutual Shares Securities Fund - Class 2

     6. Templeton Developing Markets Securities Fund - Class 2

     7. Templeton Foreign Securities Fund - Class 2

     8. Templeton Global Bond Securities Fund - Class 1 and Class 2

     9. Templeton Growth Securities Fund - Class 2

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

     (1) the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) ("Notice") identifying this Agreement as provided in the Notice and specifying:
          (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

     (2) we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

FORM OF NOTICE PURSUANT TO SCHEDULE C OF PARTICIPATION AGREEMENT

To: General Counsel c/o
       Linda Lai (Llai@frk.com;) or Kevin Kirchoff (kkircho@frk.com)
       Fax: 650 525-7059
       Franklin Templeton Investments
       1 Franklin Parkway,
       Bldg. 920, 2nd Floor
       San Mateo, CA 94403

With respect to the following agreement(s) (collectively, the "Agreement") (please reproduce and complete table for multiple agreements):

DATE OF PARTICIPATION AGREEMENT:

INSURANCE COMPANY(IES):

INSURANCE COMPANY DISTRIBUTOR(S):

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

NAMES AND CLASSES OF SHARES OF ADDITIONAL PORTFOLIOS            Offering Date(s)
Listing of current classes for your reference:
   Class 1 (no 12b-l fee);
   Class 2 (12b-l fee of 25 bps); or
   Class 4 (12b-1 fee of 35 bps).

NAME AND TITLE OF AUTHORIZED PERSON OF INSURANCE COMPANY:
CONTACT INFORMATION:

                                   SCHEDULE D

                            CONTRACTS OF THE COMPANY

All variable life and variable annuity contracts issued by separate accounts listed on Schedule B of this Agreement.

                                   SCHEDULE G

                              ADDRESSES FOR NOTICES

To the Company and Distributor:   MetLife
                                  501 Boylston Street, 5th Floor
                                  Boston, MA 02116
                                  Attn: Legal Department

To the Trust:                     Franklin Templeton Variable Insurance Products Trust
                                  One Franklin Parkway, Bldg. 920 2nd Floor
                                  San Mateo, California 94403
                                  Attention: Karen L. Skidmore, Vice President

To the Underwriter:               Franklin/Templeton Distributors, Inc.
                                  100 Fountain Parkway, Bldg. 140 7th Floor
                                  St. Petersburg, FL 33716
                                  Attention: Peter Jones, President

If to the Trust or Underwriter    Franklin Templeton Investments
   with a copy to:                One Franklin Parkway, Bldg. 920 2nd Floor
                                  San Mateo, California 94403
                                  Attention: General Counsel